                                 TEAMSTAFF, INC

                        5% SUBORDINATED SECURED DEBENTURE
                                DUE JUNE 8, 2007

Principal Amount: $1,500,000.00

     FOR VALUE RECEIVED, the undersigned, TEAMSTAFF, INC., a New Jersey corporation with its principal address at 300 Atrium Drive, Somerset, New Jersey
08873 (the "COMPANY" or "TSTF"), hereby promises to pay to E. Barry Durham or its permitted assigns (the "HOLDER"), the principal sum of one million five hundred thousand dollars ($1,5000,000) on June 8, 2007 or such earlier date as the Debenture is required or permitted to be repaid as provided hereunder (the
"MATURITY DATE"). One half of the principal amount of this Debenture and accrued interest thereon shall be payable on June 8, 2006 and the remaining outstanding principal amount and accrued interest thereon shall be due and payable on the
Maturity Date. Interest shall accrue at the rate of 5.0% per annum through 5:00
p.m. New York time on the Maturity Date, subject to adjustment as provided in
Section 1(b) below. All payments of principal and interest shall be payable in
U.S. Dollars. In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of any sum hereunder shall be extended to the next succeeding business day and interest shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

                                    ARTICLE 1
                                 NOTE OBLIGATION

     1.1 General. This Debenture is one of two duly authorized issue of
Debentures of the Company designated as its 5% Subordinated Debentures, in aggregate principal amount of $3,000,000 principal amount issued pursuant to the
Stock Purchase Agreement dated as of May 26, 2006 ("Purchase Agreement") by and among the Company, RS Staffing Services, Inc., E. Barry Durham and Roger Staggs.
The registered holder of a Debenture shall (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Debenture, regardless of any notice of ownership, theft or loss or of any writing thereon.

     1.2 Interest. Interest hereon shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest shall be payable to the person in whose name this Debenture is registered at the close of business on the date immediately preceding each Interest Payment Date to which such payment relates, whether or not a business day. Interest shall accrue on the outstanding principal amount of the Debenture and be compounded quarterly until payment in full of all outstanding principal and accrued interest on the Maturity Date.
Upon the occurrence of an Event of Default which is not cured as provided in
Section 4 hereof, interest shall then interest shall accrue on the outstanding principal amount due under this Note and on any unpaid accrued interest due on this date of the payment in full of such amounts (including from and after the date of the entry of judgment in favor of the Holder in an action to collect this Note) at an

annual rate equal to 12% per annum.

     1.3 Corporate Obligation. No recourse for the payment of the principal of or any interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, employee, agent, shareholder, officer or director as such, past, present or future, of the Company or of any successor corporation either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                                    ARTICLE 2
                          PREPAYMENT PRIOR TO MATURITY

     2.1 Redemption by Company. At any time this Debenture may be redeemed at the election of the Company, in whole or in part, upon written notice (the
"REDEMPTION NOTICE") to the Holder hereof at the Holder's last registered address provided at least five (5) days prior notice of the proposed redemption date ("Redemption Date"). Partial redemptions shall be in an amount of increments of Ten Thousand Dollars ($10,000). In the case of partial redemption of any Debenture, the amount and other details of any redemption shall be noted
on this Debenture on Schedule A.

                                    ARTICLE 3
                             SUBORDINATION AND LIEN

     3.1 Senior Indebtedness. As used in this Debenture, the term "SENIOR
INDEBTEDNESS" shall mean (i) (A) the principal and accrued but unpaid interest of all indebtedness, and all other related obligations and debts of the Company and its affiliated entities regardless of whether incurred on, before or after the date of this Debenture for money borrowed by the Company or its affiliated entities pursuant to the Revolving Credit and Security Agreement dated as of
June 6, 2006 by and among TeamStaff, Inc., RS Staffing Services, Inc. and
TeamStaff RX, Inc., as borrowers and PNC Bank, National Association, as lender and as agent and (B) in connection with any renewals or extension of any indebtedness described in (i) above.

     3.2 Subordination. The Holder of this Debenture has entered into a Debt
Subordination Agreement and Lien Subordination Agreement with PNC Bank in form and substance acceptable to the Holder and PNC Bank which agreement subordinates the rights of Holder to PNC Bank. This Debenture is subordinated to the prior payment and satisfaction in cash of all obligations owing to PNC BANK, NATIONAL
ASSOCIATION, to the extent, and in the manner provided in the Debt Subordination
Agreement and Lien Subordination Agreement entered into between the Holder hereof and PNC Bank, National Association.

     3.3 Lien and Security Interest. The Holder of this Debenture shall be entitled to the rights of a secured party as set forth in the Security Agreement of even date herewith between TeamStaff, Inc., RS Staffing, Inc., Roger Staggs and E. Barry Durham.

                                    ARTICLE 4
                                EVENTS OF DEFAULT

     4. Events of Default. If any of the following events (each an "Event of
Default") shall occur:

          4.1 The Company fails to pay the principal of, any installment of interest accrued on, or any other amount at anytime owing under, the Debenture or any of the other Debentures, as and when the same becomes due and payable hereunder and such failure to pay continues for a period of five (5) business days; or

          4.2 The Company defaults in the due observance or performance of or breach any of its covenants contained in this Debenture or any of the other
Debentures (other than a Default involving the payment of money due under this
Debenture, any of the other Debentures) and such default is not cured within 20 business days after the occurrence of such default; or

          4.3 The Company shall (i) becomes insolvent, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee or similar official of or for itself or of or for all or a substantial part of its property, (iii) make an assignment for the benefit of its creditors, (iv)
commence a voluntary case under the Federal Bankruptcy Code, as now or hereafter in effect (the "Code"), (v) file a petition seeking to take advantage of any other bankruptcy, insolvency, moratorium, reorganization or other similar law of any jurisdiction ("Other Laws"), (vi) acquiesce as to, or fail to controvert in a timely or appropriate manner, an involuntary case filed against the Company under the Code, or (vii) take any corporate action in furtherance of any of the foregoing; or

          4.4 A proceeding or involuntary case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction
(i) under the Code, (ii) seeking liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts under any Other Laws, or
(iii) seeking the appointment of a trustee, receiver or similar official for it or for all or any substantial part of its assets, and any such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or

          4.5 A final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Company thereof, and the Company shall not discharge the same, or procure a stay of execution thereof within 30 days from the date of entry thereof and within such 30 day period or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment, together with all other judgments against the Company, shall exceed in the aggregate $500,000 in excess of any insurance as to the subject matter of such judgments, as to which coverage has not been declined or the underlying claim rejected by the applicable insurer; or

          4.6 The liquidation or dissolution of the Company or any vote in favor thereof by the board of directors and shareholders of the Company; or

          4.7 A proceeding is commenced to foreclose a security interest in or lien on any asset of the Company as a result of a default in the payment or performance of any indebtedness of the Company in excess of $500,000, together with accrued unpaid interest thereon and related costs (other than the
Debentures); or

          4.8 An attachment or garnishment is levied against the assets of the
Company involving an amount in excess of $500,000 and the lien created by such levy is not vacated, bonded or stayed within 10 business days after such lien has attached to such assets; or

          4.9 The Company defaults in the payment (regardless of amount) when due of the principal of, interest on, or any other liability on account of, any indebtedness of the Company (other than the Debentures) having an unpaid principal amount in excess of $500,000, or a default occurs in the performance or observance by the Company of any covenant or condition (other than for the payment of money) contained in any outstanding note or debt instrument (other than this Debenture) or agreement evidencing or pertaining to any such indebtedness, which causes the maturity of such indebtedness to be accelerated or permits the holder or holders of such indebtedness to declare the same to be due prior to the stated maturity thereof;

          4.10 Any representation, warranty or statement of fact made by the
Company in the Debentures, or in any certificate or financial statement delivered by the Company to the Holder at any time proves to be false or misleading in any material respect when made or deemed made by the Company; or

          4.11 The Company breaches in any material respect any of its obligations under the Stock Purchase Agreement.

then, and in any such event the Holder of this Debenture may by written notice to the Company declare the entire unpaid principal amount of this Debenture outstanding together with accrued interest thereon due and payable, and the same shall, unless such default be cured within twenty (20) days after such notice, forthwith become due and payable upon the expiration of such twenty (20) day period, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived.

          As used in this Debenture, "Accelerated Maturity Date" means any date prior to the Maturity Date on which the principal of and any accrued and unpaid interest on this Debenture is declared to be, or becomes, due pursuant to this
Section 4 and "Default" means any event that is or, with the passage of time or the giving of notice or both, would be, an Event of Default.

                                    ARTICLE 5
                     TRANSFER, REGISTRATION AND REPLACEMENT

     5.1 Investment Representation. The Holder hereby represents and warrants that it has acquired this Debenture for purpose of investment and with no present intent to sell or distribute the same.

     5.2 Transfer. This debenture may not be transferred or assigned by Holder without the prior written consent of TeamStaff, Inc.

     5.3 Register. The Company shall maintain a register for the recordation of approved transfers of this Debenture, which shall be transferable in whole or in part. Upon presentation by the Holder and surrender of this Debenture, the
Company shall register such transfer and issue a new Debenture or Debentures of like aggregate principal amount and bearing the same date.

     5.4 Lost or Destroyed Debentures. Upon receipt by the Company at its principal office of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and in the case of any such loss, theft, or destruction, upon delivery of indemnity satisfactory to the Company or, in case of any such mutilation, upon surrender and cancellation of this
Debenture, the Company will issue a new Debenture of like tenor in lieu of this
Debenture with a notification thereon of the date from which interest has accrued. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new
Debenture shall be borne by the Holder of the Debenture so mutilated, destroyed, stolen or lost.

                                    ARTICLE 6
                                 RIGHT TO SETOFF

     6.1 Setoff of Obligations under Purchase Agreement. Notwithstanding anything to the contrary contained herein, the Company shall have the right to setoff the payment of principal and interest otherwise due hereunder with respect to any indemnification claims made and finally determined in accordance with Section 11 of the Stock Purchase Agreement, by the Company against the
Holder of this Debenture.

                                    ARTICLE 7
                                    AMENDMENT

     7.1 Amendment. No amendment of the terms and conditions of this Debenture shall be effective unless made in a writing executed by the Holder and the
Company.

     7.2 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery hereof.

     7.3 Failure Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     7.4 Notices. All notices and other communications given under this
Debenture shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered; or (b) three (3) business days after the same have been deposited in a United States post office and

sent via certified mail return receipt requested postage prepaid and addressed to the Company as set forth herein or to the Holder's address in the books and records of the Company; or (c) the next business day after the same have been deposited with a national overnight delivery service, addressed to the Company as set forth herein or to the address of the Holder in the books and records of the Company. Both the Holder and the Company may change the address by giving written notice to the other as herein provided.

     7.5 Assignability. This Debenture shall be binding upon the Company, its successors and assigns, and shall inure to the benefit of Holder, its successors and assigns.

     7.6 Governing Law. This Debenture has been executed in and shall be governed by and construed under the laws of the State of New York, irrespective of such state's choice-of-law principles.

                                        TEAMSTAFF, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

SCHEDULE A

REDEMPTION SCHEDULE

                                       Principal Remaining
Date of Redemption   Amount Redeemed       Outstanding
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